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                                                                    EXHIBIT 23.3

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Amendment No. 3 to the Registration Statement on Form S-1 of our report dated July 20, 2001, except as to the second paragraph of Note 13 which is as of October 23, 2003, relating to the financial statements for the year ended December 31, 2000 of Dynavax Technologies Corporation, which appear in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

                                        /s/ PRICEWATERHOUSECOOPERS LLP

San Jose, California
January 15, 2004